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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports dated January 30, 2002 included (or incorporated by reference) in this Form 10-K into Dole Food Company, Inc.'s previously filed Registration Statements on Form S-3 Registration Nos. 33-41480, 33-64984, 333-07849, and 333-61689; Form S-8 Registration Nos. 2-87475, 33-594, 33-28782, 33-60641, 33-60643, 33-42152, 333-06949, 333-13739 and 333-66486; and Form N-2 Registration Nos. 333-325 and 811-7499.

ARTHUR ANDERSEN LLP

Los Angeles, California
March 28, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS